Exhibit T3Q

Filing Fee $50.00	ID Number: 90497

STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS Office of the Secretary of State Corporations Division 100 North Main Street Providence, Rhode Island 02903-1335

BUSINESS CORPORATION

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION

(To Be Filed In Duplicate Original)

Pursuant to the provisions of Section 7-1.1-56 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.	The name of the corporation is Cherry Semiconductor International, Inc.

2.	The shareholders of the corporation (or, where no shares have been issued, the board of directors of the corporation) on April 3, 2000, in the manner prescribed by Chapter 7-1.1 of the General Laws, 1956, as amended, adopted the following amendment(s) to the Articles of Incorporation:

[Insert Amendment(s)]

(If additional space is required, please list on separate attachment)

“FIRST: The name of the corporation is Semiconductor
Components Industries International of Rhode Island, Inc.”

3.	The number of shares of the corporation outstanding at the time of such adoption was 100; and the number of shares entitled to vote thereon was 100.

4.	The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: (If inapplicable, insert “none.”)

Class	Number of Shares
None

Form No. 101

Revised: 01/99

5.	The number of shares voted for such amendment was 100; and the number of shares voted against such amendment was -0-.

6.	The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: (If inapplicable, insert “none.”)

Number of Shares Voted
Class	For	Against

None

7.	The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (If no change, so state)

No change

8.	The manner in which such amendment effects a change in the amount of stated capital, and the amount (expressed in dollars) of stated capital as changed by such amendment, are as follows: (If no change, so state)

No change

9.	As required by Section 7-1.1-57 of the General Laws, the corporation has paid all fees and franchise taxes.

10.	Date when amendment is to become effective upon filing

                                                                                  (not prior to, nor more than 30 days after, the filing of these articles of amendment)

Date: April 3, 2000	Cherry Semiconductor International, Inc.
Print Corporate Name

By
☒ President or ☐ Vice President (check one)
AND
By
☒ Secretary or ☐ Assistant Secretary (check one)

STATE OF Arizona

COUNTY OF Maricopa

In Arizona, on this 3rd day of April, 2000 personally appeared before me Steve Hanson & Judith Boyle who, being by me first duly sworn, declared that he/she is the President & Secretary of the corporation and that he/she signed the foregoing document as such officer of the corporation, and that the statements herein contained are true.

Notary Public
My Commission Expires: 17-Dec-2001

Filing Fee: $150.00

State of Rhode Island and Providence Plantations

OFFICE OF THE SECRETARY OF STATE

CORPORATIONS DIVISION

100 NORTH MAIN STREET

PROVIDENCE, RI 02903-1335

Corp. I.D. #

BUSINESS CORPORATION

DUPLICATE ORIGINAL

ARTICLES OF INCORPORATION

The undersigned acting as incorporator (s) of a corporation under Chapter 7-1.1 of the General Laws, 1956, as amended, adopt(s) the following Articles of Incorporation for such corporation:

FIRST: The name of the corporation is Cherry Semiconductor International, Inc.

(A close corporation pursuant to §7-1.1-51 of the General Laws, 1956, as amended) (strike if inapplicable)

SECOND: The period of its duration is (if perpetual, so state) perpetual

THIRD: The purpose or purposes for which the corporation is organized are:

To conduct an international product technical support and marketing business and to transact any or all other lawful business for which corporations may be incorporated under the Rhode Island Business Corporation Act, as the same may be from time to time amended hereafter.

Form 11B 7/95

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is:

(a)	If only one class: Total number of shares 8,000 shares common stock, $1.00 par value each

(If the authorized shares are to consist of one class only, state the par value of such shares or a statement that all of such shares are to be without par value.)

or

(b)	If more than one class: Total number of shares .

(State (A) the number of shares of each class thereof that are to have a par value and the par value of each share of each such class, and/or (B) the number of such shares that are to be without par value, and (C) a statement of all or any of the designations and the powers, preferences and rights, including voting rights, and the qualifications, limitations or restrictions thereof, which are permitted by the provisions of title 7 of the General Laws in respect of any class or classes of stock of the corporation and the fixing of which by the articles of association is desired, and an express grant of such authority as it may then be desired to grant to the board of directors to fix by vote or votes any thereof that may be desired but which shall not be fixed by the articles.)

FIFTH: Provisions (if any) dealing with the preemptive right of shareholders pursuant to §7-1.1-24 of the General Laws, 1956, as amended:

The shareholders shall not have preemptive rights to acquire unissued or treasury shares or securities convertible into shares or carrying a right to subscribe to or acquire shares.

SIXTH: Provisions (if any) for the regulation of the internal affairs of the corporation:

See Exhibit A attached hereto and made a part hereof.

SEVENTH: The address of the initial registered office of the corporation is 1500 Fleet Center, Providence, RI 02903 (add Zip Code) and the name of its initial registered agent at such address is: Gerald J. Petros, Esq.

Signature of registered agent

EIGHTH: The number of directors constituting the initial board of directors of the corporation is two (2) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

(If this is a close corporation pursuant to §7-1.1-51 of the General Laws, 1956, as amended, state the name (s) and address (es) of the officers of the corporation.)

Name	Address
Alfred S. Budnick	2000 South County Tr., East Greenwich, RI 02818
Peter B. Cherry	2000 South County Tr., East Greenwich, RI 02818

NINTH: The name and address of each incorporator is:

Name	Address
Malcolm Farmer III	1500 Fleet Center, Providence, RI 02903

TENTH: Date when corporate existence to begin (not more than 30 days after filing filing of these articles of incorporation):

Upon filing of these Articles of Incorporation with the Rhode Island Secretary of State

Dated July 11, 1996

Signature of each incorporator
Malcolm Farmer III

STATE OF RHODE ISLAND	}		City	}
		In the			of Providence
COUNTY OF Providence			Town

in said County this 11th day of July, A.D. 1996 then personally appeared before me Malcolm Farmer III each and all known to me and known by me to be the parties executing the foregoing instrument, and they severally acknowledged said instrument by them subscribed to be their free act and deed.

Notary Public

STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS

OFFICE OF THE SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

OF

Cherry Semiconductor International, Inc.

I, Jane Berthiaume, Acting Deputy Secretary of State, hereby certify that duplicate originals of Articles of Incorporation for the incorporation of Cherry Semiconductor International, Inc. duly signed and verified pursuant to the provisions of Chapter 7-1.1 of the General Laws, 1956, as amended, have been received in this office and are found to conform to law, and that the foregoing is a duplicate original of the Articles of Incorporation.

WITNESS my hand and the seal of the State of Rhode Island this twelfth day of July, 1996 Acting Deputy Secretary of State

EXHIBIT A

SIXTH: Provisions (if any) for the regulation of the internal affairs of the corporation:

I.	(A) A Director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of the Director’s duty as a Director, except for (i) liability for any breach of the Director’s duty of loyalty to the corporation or its shareholders, (ii) liability for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability imposed pursuant to the provisions of Section 43 of the Rhode Island Business Corporation Act, as amended (the “Act”), or (iv) liability for any transaction (other than transactions approved in accordance with Section 37.1 of the Act) from which the Director derived an improper personal benefit. If the Act is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the corporation shall be eliminated or limited to the fullest extent so permitted. Any repeal or modification of this provision by the corporation shall not adversely affect any right or protection of a Director of the corporation existing prior to such repeal or modification.

(B) The Directors of the corporation may include provisions in the corporation’s by-laws, or may authorize agreements to be entered into with each Director, officer, employee or other agent of the corporation (an “Indemnified Person”), for the purpose of indemnifying an Indemnified Person in the manner and to the extent permitted by the Act.

In addition to the authority conferred upon the Directors of the corporation by the foregoing paragraph, the Directors of the corporation may include provisions in its by-laws, or may authorize agreements to be entered into with each Indemnified Person, for the purpose of indemnifying such person in the manner and to the extent provided herein:

(i) The by-law provisions or agreements authorized hereby may provide that the corporation shall, subject to the provisions of this Article, pay, on behalf of an

Indemnified Person any Loss or Expenses arising from any claim or claims which are made against the Indemnified Person (whether individually or jointly with other Indemnified Persons) by reason of any Covered Act of the Indemnified Person.

(ii) For the purposes of this Article, when used herein

(1) “Directors” means any or all of the directors of the corporation or those one or more shareholders or other persons who are exercising any powers normally vested in the board of directors;

(2) “Loss” means any amount which an Indemnified Person is legally obligated to pay for any claim for Covered Acts and shall include, without being limited to, damages, settlements, fines, penalties or, with respect to employee benefit plans, excise taxes;

(3) “Expenses” means any expenses incurred in connection with the defense against any claim for Covered Acts, including, without being limited to, legal, accounting or investigative fees and expenses or bonds necessary to pursue an appeal of an adverse judgment; and

(4) “Covered Act” means any act or omission of an Indemnified Person in the Indemnified Person’s official capacity with the Corporation and while serving as such or while serving at the request of the Corporation as a member of the governing body, officer, employee or agent of another corporation, including, but not limited to corporations which are subsidiaries or affiliates of the Corporation, partnership, joint venture, trust, other enterprise or employee benefit plan.

(iii) The by-law provisions or agreements authorized hereby may cover Loss or Expenses arising from any claims made against a retired Indemnified Person, the estate, heirs or legal representative of a deceased Indemnified Person or the legal representative of an incompetent, insolvent or bankrupt Indemnified Person, where the Indemnified Person was an Indemnified Person at the time the Covered Act upon which such claims are based occurred.

(iv) Any by-law provisions or agreements authorized hereby may provide for the advancement of Expenses to an Indemnified Person prior to the final disposition of any action, suit or proceeding, or any appeal therefrom, involving such Indemnified Person and based on the alleged commission by such Indemnified Person of a Covered Act, subject to an undertaking by or on behalf of such Indemnified Person to repay the same to the corporation if the Covered Act involves a claim for which indemnification is not permitted under clause (v), below, and the final disposition of such action, suit, proceeding or appeal results in an adjudication adverse to such Indemnified Person.

(v) The by-law provisions or agreements authorized hereby may not indemnify an Indemnified Person from and against any Loss, and the corporation shall not reimburse for any Expenses, in connection with any claim or claims made against an Indemnified Person which the corporation has determined to have resulted from: (1) any breach of the Indemnified Person’s duty of loyalty to the corporation or its shareholders; (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (3) action contravening Section 43 of the Act; or (4) a transaction (other than a transaction approved in accordance with Section 37.1 of the Act) from which the person seeking indemnification derived an improper personal benefit.

LW:LW099000 .AL4

July 11, 1996

Secretary of State

Corporation Division

100 North Main Street

Providence, RI 02903

Re:	Consent to Use Name - Cherry Semiconductor International, Inc.

Dear Sir:

In connection with the filing of Articles of Incorporation by Cherry Semiconductor International, Inc., the undersigned hereby consents to the use of said corporate name and the filing of said Articles of Incorporation.

CHERRY SEMICONDUCTOR CORPORATION

By:

Title:	VP FINANCE